Maddox Ungar Silberstein, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

March 21, 2008

CONSENT OF ACCOUNTANT

Board of Directors
Lans Holdings, Inc.
Kuala Lumpur

To Whom It May Concern:

Maddox Ungar Silberstein, PLLC hereby consents to the use in the Form S-1/A Amendment No. 3, Registration Statement under the Securities Act of 1933, filed by Lans Holdings, Inc. of our report dated December 9, 2007, relating to the financial statements of Lans Holdings, Inc., a Nevada Corporation, for the period ending November 30, 2007.

Sincerely,

/s/ Maddox Ungar Silberstein, PLLC

Maddox Ungar Silberstein, PLLC